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                                                                     EXHIBIT 2.2

                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of the 23rd day of October, 1997, by Tropical Sportswear Int'l
Corporation, a Florida corporation (the "Surviving Corporation"), Tropical Acquisition Corporation, a Delaware corporation ("TAC"), and Tropical Sportswear International Corporation, a Florida corporation ("TSI") (TAC and TSI sometimes referred to collectively as the "Merging Corporations", and the Merging Corporations and the Surviving Corporation sometimes referred to collectively as the "Constituent Corporations").

                                    RECITALS

                  The Surviving Corporation is a Florida corporation having (i) one thousand and fifty (1,050) authorized shares of Common Stock, par value $.01 per share, of which one thousand (1,000) shares are issued and outstanding as of the date hereof, and (ii) forty-nine thousand nine hundred and ninety (49,990) authorized shares of Preferred Stock, par value $.01 per share, of which thirty-eight thousand six hundred and thirty (38,630) shares are issued and outstanding as of the date hereof.

                  TAC is a Delaware corporation having one thousand (1,000) authorized shares of Common Stock, par value $1.00 per share, of which one thousand (1,000) shares are issued and outstanding as of the date hereof.

                  TSI is a Florida corporation having (i) ten thousand (10,000) authorized shares of Common Stock, par value $10.00 per share, of which five thousand (5,000) shares are issued and outstanding as of the date hereof, and
(ii) twenty thousand (20,000) authorized shares of Preferred Stock, par value $100.00 per share, of which twenty thousand (20,000) shares are issued and outstanding as of the date hereof.

                  The Surviving Corporation holds one hundred percent (100%) of the issued and outstanding common stock of TAC, and TAC holds one hundred percent (100%) of the issued and outstanding common and preferred stock of TSI.

                  The Merging Corporations and the Surviving Corporation have determined it to be desirable for the Merging Corporations to merge with and into the Surviving Corporation pursuant to the applicable provisions of the Delaware General Corporation Law (the "Delaware Law") and the Florida Business Corporation Act (the "Florida Act"), on the terms hereinafter set forth, and the Boards of Directors of the Merging and Surviving Corporations have each approved this Agreement and Plan of Merger, and authorized the execution and delivery hereof.
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                                 PLAN OF MERGER

                  In consideration of the premises and the agreements herein contained, and in accordance with the Delaware Law and the Florida Act, the parties hereto adopt and make this Agreement and Plan of Merger and prescribe the terms and conditions of such Merger and the manner of carrying the same into effect, which shall be as follows:

                  1. On the date of the filing of Articles of Merger with the Secretary of State of the State of Florida (the "Effective Time"), the Merging Corporations shall be merged with and into the Surviving Corporation (the "Merger"). The terms and conditions of the Merger and the mode of carrying the same into effect are set forth in this Agreement and Plan of Merger.

                  2. At the Effective Time, (a) all of the issued and outstanding shares of common stock of TAC, (b) all of the issued and outstanding shares of common and preferred stock of TSI, and (c) all shares of common and preferred stock held in the treasury of either Merging Corporation (if any), immediately prior to the Effective Time shall no longer be issued or outstanding and shall automatically be cancelled and retired, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto. No shares of capital stock of the Surviving Corporation or other consideration shall be issued in connection with the Merger.

                  3. At the Effective Time, the Merging Corporations shall be merged into the Surviving Corporation, which shall continue its corporate existence under the laws of the State of Florida. The separate existence and corporate organization of the Merging Corporations shall cease at the Effective Time, and the Surviving Corporation shall possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations, and any claims existing or action or proceeding pending by or against the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place. Neither the rights of creditors nor any liens upon the property of any Constituent Corporation shall be impaired by the Merger.

                  4. The officers and directors of the Surviving Corporation at the Effective Time shall be and continue to be the officers and directors of the Surviving Corporation thereafter, until their successors are duly appointed or elected.

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                  5. At the Effective Time, the Articles of Incorporation of the
Surviving Corporation shall be amended and restated in their entirety in the form attached hereto as Exhibit A. The Articles of Incorporation of the Surviving Corporation, as so amended and restated, shall remain in effect as the Amended and Restated Articles of Incorporation of the Surviving Corporation after the Merger.

                  6. At the Effective Time, the Bylaws of the Surviving Corporation shall be amended and restated in their entirety, and the Bylaws of the Surviving Corporation, as so amended and restated, shall remain in effect as the Amended and Restated Bylaws of the Surviving Corporation after the Merger.

                  7. At the Effective Time, each share of Surviving Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and deemed to have been converted into Six Thousand (6,000) shares of Surviving Corporation Common Stock (the "Stock"). Certificate representing such increased number of shares shall be issued to the holders of such shares, in accordance with the foregoing sentence, upon the surrender of their stock certificates.

                  8. If, at any time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any things are necessary or desirable to vest in the Surviving Corporation, according to the terms hereof, the title to any property or rights of the Merging Corporations, the proper officers and directors of the Merging Corporations shall and will execute and make all such proper assignments and assurances in law and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement and Plan of Merger.

                  9. This Agreement and Plan of Merger shall be submitted to the shareholders of each of the parties hereto in accordance with the applicable provisions of law, and the consummation of this Agreement and Plan of Merger and the Merger herein provided for are conditioned upon the approval hereof by the shareholders of the respective parties as provided by law.

                  10. This Agreement and Plan of Merger and the Merger herein contemplated may be abandoned upon the mutual agreement of the parties at any time prior to the Effective Time. This Agreement and Plan of Merger may be amended, modified or supplemented at any time (before or after shareholder approval) prior to the Effective Time of the Merger with the mutual consent of the Boards of Directors of the Merging Corporations and the Surviving Corporation; provided, however, that this Agreement and Plan of Merger may not be amended, modified or supplemented after it has been approved by the shareholders in any manner which, in the judgment of the Board of Directors of the Surviving Corporation, would have a material adverse effect on the rights of such shareholders or in any manner not permitted under applicable law.

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                  IN WITNESS WHEREOF, the parties have caused this Agreement and
Plan of Merger to be executed by their duly authorized officers, all as of the day and year first above written.

                                TROPICAL SPORTSWEAR INT'L CORPORATION

                                By: /s/ William W. Compton
                                   ----------------------------------
                                         William W. Compton
                                         Chief Executive Officer

                                Attest: /s/ Michael Kagan
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                                                  Michael Kagan, Secretary

                                TROPICAL ACQUISITION CORPORATION

                                By: /s/ William W. Compton
                                   ----------------------------------
                                         William W. Compton
                                         Chief Executive Officer

                                Attest: /s/ Michael Kagan
                                       ------------------------------
                                                  Michael Kagan, Secretary

                                TROPICAL SPORTSWEAR
                                INTERNATIONAL CORPORATION

                                By: /s/ William W. Compton
                                   ----------------------------------
                                         William W. Compton
                                         Chief Executive Officer

                                Attest: /s/ Michael Kagan
                                       ------------------------------
                                                  Michael Kagan, Secretary

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